Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2020 Financial Results

Fourth-quarter 2020 Highlights

•	Net sales of $430.3 million
•	Adjusted EBITDA(1) of $34.2 million
•	Diluted net income per share of $0.05, $0.19 on an adjusted basis(1)

Full-year 2020 Highlights

•	Net sales of $1,443.4 million
•	Adjusted EBITDA(1) of $83.1 million
•	Diluted net loss per share of $0.55, $0.35 loss on an adjusted basis(1)

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported fourth-quarter net income of $1.8 million, or $0.05 per diluted share. Fourth-quarter adjusted net income(1) was $6.7 million, or $0.19 per diluted share.

Net sales in the fourth quarter decreased 7.1% year-over-year to $430.3 million and were favorably impacted by $14.6 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) of $34.2 million, or 7.9% of net sales, increased $3.3 million year-over-year due to a favorable product mix and lower engineering, selling and administrative expenses in the quarter.

Fourth-quarter orders of $508.6 million increased 7.8% from the prior year, 4.6% on a currency neutral basis. Backlog as of December 31, 2020 totaled $543.2 million, an increase of 14.3% year-over-year.

Full-year 2020 net sales of $1,443.4 million were favorably impacted by $12.4 million due to changes in foreign currency exchange rates. Full-year 2020 adjusted EBITDA(1) was $83.1 million, or 5.8% of net sales. Manitowoc recorded a full-year net loss of $19.1 million, or $0.55 loss per diluted share. Full-year net loss on an adjusted basis(1) was $12.3 million, or $0.35 loss per diluted share.

“The fourth quarter was a strong finish to a challenging year.  Led by a couple of sizable crawler purchases, order intake for the quarter totaled $508.6 million, and we ended the year with $543.2 million in backlog. Although we continue to trend toward a recovery from the COVID-19 pandemic, we still see a significant amount of uncertainty in our end markets combined with growing material cost inflation, a softening dollar, and a less favorable product mix. Therefore, we are not providing 2021 financial guidance at this time,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“Manitowoc’s balance sheet remains strong, and we have ample liquidity to fund our growth initiatives. We continue to evaluate acquisition opportunities; accelerate our product development in our all-terrain product line; scale-up our Chinese tower crane business; and grow our tower crane rental fleet in Europe. 2021 will be a year of transition, and we will use it to lay the foundation for our future growth,” concluded Ravenscroft.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its fourth-quarter and full-year 2020 earnings results on Wednesday, February 10th, 2021, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain and Shuttlelift brand names.

Footnote

(1)Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•

The negative impacts COVID-19 has had and will continue to have on our business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	geographic factors and political and economic conditions and risks;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•	the ability to significantly improve profitability; and
•

risks and factors detailed in Manitowoc's 2019 Annual Report on Form 10-K, as such were previously supplemented and amended in Manitowoc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented and amended in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2020 and 2019

(In millions, except per share data)

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$430.3	$463.4	$1,443.4	$1,834.1
Cost of sales	352.3	383.1	1,188.7	1,490.0
Gross profit	78.0	80.3	254.7	344.1
Operating costs and expenses:
Engineering, selling and administrative expenses	53.7	60.9	208.8	225.6
Amortization of intangible assets	0.1	0.1	0.3	0.3
Restructuring expense	1.4	1.5	7.0	9.8
Total operating costs and expenses	55.2	62.5	216.1	235.7
Operating income	22.8	17.8	38.6	108.4
Other income (expense):
Interest expense	(7.4)	(7.1)	(29.1)	(32.7)
Amortization of deferred financing fees	(0.4)	(0.3)	(1.5)	(1.5)
Loss on debt extinguishment	—	—	—	(25.0)
Other income (expense) - net	(5.7)	0.9	(10.0)	9.8
Total other expense	(13.5)	(6.5)	(40.6)	(49.4)
Income (loss) before income taxes	9.3	11.3	(2.0)	59.0
Provision for income taxes	7.5	2.1	17.1	12.4
Net income (loss)	$1.8	$9.2	$(19.1)	$46.6

Per Share Data

Basic income (loss) per common share	$0.05	$0.26	$(0.55)	$1.31

Diluted income (loss) per common share	$0.05	$0.26	$(0.55)	$1.31

Weighted average shares outstanding - Basic	34,573,243	35,366,843	34,691,063	35,487,358
Weighted average shares outstanding - Diluted	34,711,032	35,499,167	34,691,063	35,641,800

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of December 31, 2020 and December 31, 2019

(In millions, except share amounts)

CONSOLIDATED BALANCE SHEETS

	2020	2019
Assets
Current Assets:
Cash and cash equivalents	$128.7	$199.3
Accounts receivable, less allowances of $8.5 and $7.9, respectively	215.1	168.3
Inventories — net	473.1	461.4
Notes receivable — net	13.6	17.4
Other current assets	35.5	26.0
Total current assets	866.0	872.4
Property, plant and equipment — net	294.3	289.9
Operating lease right-of-use assets	37.9	47.6
Goodwill	235.1	232.5
Other intangible assets — net	121.6	116.3
Other non-current assets	48.6	59.0
Total assets	$1,603.5	$1,617.7
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$329.4	$340.8
Short-term borrowings and current portion of long-term debt	10.5	3.8
Product warranties	50.2	47.2
Customer advances	25.5	25.8
Other liabilities	20.2	23.3
Total current liabilities	435.8	440.9
Non-Current Liabilities:
Long-term debt	300.4	308.4
Operating lease liabilities	28.4	37.6
Deferred income taxes	5.9	5.5
Pension obligations	89.3	86.4
Postretirement health and other benefit obligations	14.0	16.4
Long-term deferred revenue	32.4	30.3
Other non-current liabilities	53.8	46.3
Total non-current liabilities	524.2	530.9
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 34,580,638 and 35,374,537 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	595.1	592.2
Accumulated other comprehensive loss	(97.5)	(121.0)
Retained earnings	216.9	236.2
Treasury stock, at cost (6,213,345 and 5,419,446 shares, respectively)	(71.4)	(61.9)
Total stockholders’ equity	643.5	645.9
Total liabilities and stockholders' equity	$1,603.5	$1,617.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2020 and 2019

(In millions)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$1.8	$9.2	$(19.1)	$46.6
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation expense	9.9	8.7	37.2	35.0
Amortization of intangible assets	0.1	0.1	0.3	0.3
Amortization of deferred financing fees	0.4	0.3	1.5	1.5
Deferred income tax (benefit) - net	4.8	1.5	4.8	1.5
Loss on early extinguishment of debt	—	—	—	25.0
Loss (gain) on sale of property, plant and equipment	—	—	—	(3.5)
Stock-based compensation expense and other	1.0	1.4	6.5	10.1
Changes in operating assets and liabilities, excluding the effects of business divestitures:
Accounts receivable	(23.8)	60.0	(37.7)	(124.2)
Inventories	63.6	69.1	8.3	(18.3)
Notes receivable	1.2	3.4	7.4	2.9
Other assets	3.7	9.2	(3.5)	23.9
Accounts payable	(14.9)	(22.3)	(20.1)	(59.7)
Accrued expenses and other liabilities	(11.9)	4.0	(20.7)	5.6
Net cash provided by (used for) operating activities	35.9	144.6	(35.1)	(53.3)
Cash Flows From Investing Activities:
Capital expenditures	(11.0)	(12.7)	(26.3)	(35.1)
Proceeds from sale of property, plant and equipment	0.3	—	0.5	17.2
Cash receipts on sold accounts receivable	—	—	—	126.3
Net cash provided by (used for) investing activities	(10.7)	(12.7)	(25.8)	108.4
Cash Flows From Financing Activities:
Proceeds from revolving credit facility	—	8.3	50.0	139.7
Payments on revolving credit facility	—	(8.3)	(50.0)	(139.7)
Payments on long-term debt	—	—	—	(276.6)
Proceeds from long-term debt	—	—	—	300.0
Other debt - net	(0.2)	(1.6)	(2.9)	(4.4)
Debt issuance costs	—	—	—	(8.3)
Exercises of stock options including windfall tax benefits	—	0.2	0.1	0.4
Common stock repurchases	—	—	(12.0)	(7.4)
Net cash provided by (used for) financing activities	(0.2)	(1.4)	(14.8)	3.7
Effect of exchange rate changes on cash and cash equivalents	2.6	1.3	5.1	0.2
Net increase (decrease) in cash and cash equivalents	27.6	131.8	(70.6)	59.0
Cash and cash equivalents at beginning of period	101.1	67.5	199.3	140.3
Cash and cash equivalents at end of period	$128.7	$199.3	$128.7	$199.3

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share data)
	Three Months Ended December 31,
	2020			2019
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$78.0	$—	$78.0	$80.3	$—	$80.3
Engineering, selling and administrative expenses (1)	(53.7)	—	(53.7)	(60.9)	2.8	(58.1)
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring expense (2)	(1.4)	1.4	—	(1.5)	1.5	—
Operating income (loss)	22.8	1.4	24.2	17.8	4.3	22.1
Interest expense	(7.4)	—	(7.4)	(7.1)	—	(7.1)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.3)	—	(0.3)
Other income (expense) - net (3)	(5.7)	3.7	(2.0)	0.9	—	0.9
Income before income taxes	9.3	5.1	14.4	11.3	4.3	15.6
Provision for income taxes (4)	(7.5)	(0.2)	(7.7)	(2.1)	(0.9)	(3.0)
Net income	$1.8	$4.9	$6.7	$9.2	$3.4	$12.6

Diluted net income per share	$0.05		$0.19	$0.26		$0.35

(1)	The adjustment in 2019 represents the add back of a loss from a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture.
(2)	The adjustment in 2020 and 2019 represents the add back of restructuring related charges.
(3)	The adjustment in 2020 relates to the settlement of a legal matter.
(4)	The adjustment in 2020 and 2019 represents the net income tax impact of items (1), (2) and (3), as applicable.

	Year Ended December 31,
	2020			2019
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$254.7	$—	$254.7	$344.1	$—	$344.1
Engineering, selling and administrative expenses (1)	(208.8)	—	(208.8)	(225.6)	3.1	(222.5)
Amortization of intangible assets	(0.3)	—	(0.3)	(0.3)	—	(0.3)
Restructuring expense (2)	(7.0)	7.0	—	(9.8)	9.8	—
Operating income	38.6	7.0	45.6	108.4	12.9	121.3
Interest expense	(29.1)	—	(29.1)	(32.7)	—	(32.7)
Amortization of deferred financing fees	(1.5)	—	(1.5)	(1.5)	—	(1.5)
Loss on debt extinguishment (3)	—	—	—	(25.0)	25.0	—
Other income (expense) - net (4)	(10.0)	3.7	(6.3)	9.8	(15.5)	(5.7)
Income (loss) before income taxes	(2.0)	10.7	8.7	59.0	22.4	81.4
Provision for income taxes (5)	(17.1)	(3.9)	(21.0)	(12.4)	(1.6)	(14.0)
Net income (loss)	$(19.1)	$6.8	$(12.3)	$46.6	$20.8	$67.4

Diluted net income (loss) per share	$(0.55)		$(0.35)	$1.31		$1.89

(1)	The adjustment in 2019 represents the add back of a loss from a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture and other non-recurring items.
(2)	The adjustment in 2020 and 2019 represents the add back of restructuring related charges.
(3)	The adjustment in 2019 represents the removal of charges related to the Company’s refinancing of its previous asset based lending revolving credit facility and senior secured second lien notes.
(4)	The adjustment in 2020 and 2019 relates to the settlement of legal matters.
(5)

The adjustment in 2020 represents the net income tax impact of items (2) and (4) and the removal of an income tax benefit related to the Coronavirus Aid, Relief and Economic Security Act. The adjustment in 2019 represents the net income tax impact of items (1) through (4).

Adjusted Operating Cash Flows and Free Cash Flows
(in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net cash provided by (used for) operating activities of continuing operations	$35.9	$144.6	$(35.1)	$(53.3)
Cash receipts on sold accounts receivable	—	—	—	126.3
Net payments (borrowings) on accounts receivable securitization program	—	—	—	75.0
Adjusted operating cash flows	35.9	144.6	(35.1)	148.0
Capital expenditures	(11.0)	(12.7)	(26.3)	(35.1)
Free cash flows	$24.9	$131.9	$(61.4)	$112.9

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of certain restructuring and other charges. The reconciliation of net income (loss) to adjusted EBITDA and operating income to adjusted operating income for the three and twelve months ended December 31, 2020 and 2019, is as follows. All dollar amounts are in millions:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$1.8	$9.2	$(19.1)	$46.6
Interest expense and amortization of deferred financing fees	7.8	7.4	30.6	34.2
Provision for income taxes	7.5	2.1	17.1	12.4
Depreciation expense	9.9	8.7	37.2	35.0
Amortization of intangible assets	0.1	0.1	0.3	0.3
EBITDA	27.1	27.5	66.1	128.5
Restructuring expense	1.4	1.5	7.0	9.8
Loss on debt extinguishment	—	—	—	25.0
Other non-recurring charges (1)	—	2.8	—	3.1
Other income (expense) - net (2)	5.7	(0.9)	10.0	(9.8)
Adjusted EBITDA	34.2	30.9	83.1	156.6
Depreciation expense	(9.9)	(8.7)	(37.2)	(35.0)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.3)
Adjusted operating income	24.2	22.1	45.6	121.3
Restructuring expense	(1.4)	(1.5)	(7.0)	(9.8)
Other non-recurring charges	—	(2.8)	—	(3.1)
Operating income	$22.8	$17.8	$38.6	$108.4

Adjusted EBITDA margin percentage	7.9%	6.7%	5.8%	8.5%
Adjusted operating income margin percentage	5.6%	4.8%	3.2%	6.6%

(1)

Other non-recurring charges for the three months ended December 31, 2019 includes losses from a long-term note receivable resulting from the 2014 divesture of the Company’s Chinese joint venture included in in engineering, selling and administrative expenses in the Consolidated Statement of Operations. Other non-recurring charges for the year ended December 31, 2019 includes a loss from a long-term note receivable resulting from the 2014 divesture of the Company’s Chinese joint venture and other non-recurring charges included in engineering, selling and administrative expenses in the Consolidated Statement of Operations.

(2)

Other (income) expense – net includes net foreign currency gains (losses), other components of net periodic pension costs, pension settlement charges, settlements of legal matters and other miscellaneous items.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805